EXHIBIT 10.4

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), dated this 11th day of November 1996, by and between Bisbro Investments Company Ltd., with an address of P.O. Box 3216, Safat 13033, Kuwait City, Kuwait, and maintains offices in care of T.R. Winston & Company Incorporated, 1999 Avenue of the Stars, Suite 1950, Los Angeles, CA 90067 ("Bisbro" or "Lender") and Preferred Telecom, Inc., a publicly owned Delaware corporation with principal offices at 12655 N. Central Expressway, Suite 800, Dallas, Texas 75243 ("Preferred" or "Borrower"). Lender and Preferred are sometimes hereinafter collectively referred to as the "Parties."

                                                    WITNESSETH:

         WHEREAS, Borrower desires to borrow up to $150,000 from Leader for the business purposes hereinafter set forth and in anticipation of a fully defined business plan which it is formulating with the cooperation and assistance of First Capital Financial Services Corporation; and

         WHEREAS, Lender is willing to lend up to $150,000 to Borrower on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein continued, the receipt and adequacy of which are hereby jointly and severally acknowledged and accepted by Lender and Borrower, the parties hereby agree as follows:

         1. GENERAL DEFINITIONS. When used herein, the following have the following meanings:

         (a) "Affiliates" shall mean any Person (as that term is hereinafter defined) directly or indirectly controlled by or under common control with Borrower. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

         (b) "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday on which banking institutions are authorized or required by law to close.

         (c) "Closing" shall mean the date, time and place where Lender shall advance the Loan proceeds to Borrower in exchange for the Note (as that term is hereinafter defined).

         (d) "Default" shall mean the occurrence or existence of any one or more of the events described in Section 7.1 of this Agreement.

         (e) "Governmental Authority" shall mean any federal, provincial, state, local, foreign or other court, administrative agency or commission, other governmental authority or regulatory body.

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         (f) "Lien" shall mean any lien,  mortgage,  pledge,  security interest, right of first refusal or other limitation on transfer or other encumbrance.

         (g) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, entity, party, or, government (whether national, provincial, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any quasi governmental entity formed pursuant to any authorization by any of the above entities.

         (h) "Subsidiary" shall mean with respect to any Person (a) any corporation of which the outstanding stock having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or by such Person and its Subsidiaries or (b) any entity other than a corporation of which at least a majority of voting or policy directing interest, under ordinary circumstances, is at the time, directly or indirectly, owned or controlled by such Person or by such Person and its Subsidiaries.

         2.       TERMS OF THE LOAN.

         2.1 The Loan. Lender hereby covenants and agrees to lend to Borrower, and Borrower hereby accepts from Lender, such sums up to a maximum of One Hundred Fifty Thousand ($150,000) United States Dollars. The Loan shall be evidenced by a $150,000, 12% Secured Promissory Note in the form annexed hereto as Exhibit "A" (the text of which is hereby incorporated herein by this reference) duly executed by Borrower, and delivered to Lender at the Closing (the "Note"), and secured by a Collateral Assignment of Media Credits in the form annexed hereto as Exhibit "B" (hereby incorporated by reference) and duly executed by Borrower. Upon execution of this Agreement, Borrower shall immediately be funded by Lender by wire transfer to Borrower's banking institution to benefit Preferred/Telecom, Inc.) with One Hundred Thousand Dollars ($100,000). Lender further agrees to make available to Borrower an additional Fifty Thousand Dollars ($50,000) on December 1, 1996 by the same wire transfer method, unless (a) Borrower is affected by unforseen circumstances which materially affect its requirement for this portion of the Loan; or (b) Borrower's business is materially affected by unforseen circumstances which affect its ability to repay the Loan; or (c) Borrower defaults pursuant to
Section 7.1 of this Agreement. If Borrower draws down additional sums against the Loan subject to the terms of this Agreement, Borrower shall execute and deliver additional notes to Lender in form and substance exactly the same as the Note, but for the amount and the date of execution (the "Additional Notes), the maturity date and other terms and conditions remaining the same. Any and all Additional Notes shall be annexed to this Agreement and the same, if and when annexed, are hereby incorporated herein by reference. The Note and the Additional Notes are hereinafter collectively referred to as the "Notes".

         2.2 Interest Rate. Borrower hereby agrees to pay to Lender and Lender hereby accepts as interest on the Loan an amount equal to twelve (12%) percent per annum, payable upon

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maturity of the Loan as set forth below under Section 2.4 Term.  Interest  shall be computed on the basis of a year of 360 days and actual days elapsed. From and after the occurrence of a Default under this Agreement, and for so long, as the Default is continuing, the Loan shall bear interest at a rate equal to eighteen (18%) per annum computed as provided above and payable on demand. All sums paid, or agreed to be paid by Borrower which either are or may be construed to be compensation for the making of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of this Agreement or until the Loan is paid in full.

         2.3 Options. As further consideration for the Loan, Borrower hereby grants Lender or its assignee the option to purchase up to 300,000 shares of Borrower's common stock, at $1.00 per share post-split (based on an anticipated 2:1 reverse split), for a period of three (3) years from the date of this Agreement, as set forth on the attached Option Agreement, marked Exhibit "C" and incorporated herein by this reference.

         2.4 Term. This Agreement shall remain in effect until the Loan is fully repaid. The Loan shall mature and be repaid upon, the earlier of: a) ninety (90) days from the Closing date hereof or b) the date of the funding of Borrower's anticipated private placement or otherwise is reasonably deemed financially capable of repaying the Loan. Borrower shall have the right to terminate this Agreement at any time by prepaying the Loan without penalty, however, any interest or other incentives such as the Options paid to the date of prepayment shall not be affected (i.e., they shall not be refunded).

         Upon full repayment of the Loan, Lender shall return to Borrower, within ten (10) business days, all material documents including the Media Credit as described in the Collateral Assignment of Media Credit and the Prepaid Purchase Order.

         At the option of Lender, all rights of Borrower under this Agreement may be terminated by Lender upon the occurrence of a Default as provided in
Section 7.1 of this Agreement. If this Agreement is terminated by Lender based upon such a default, then upon the effective date of termination, the entire unpaid principal amount of the Loan shall become immediately due and payable without further notice or demand. Notwithstanding any termination, and until all sums due hereunder shall have been paid and satisfied, Borrower shall pay accrued interest to Lender beginning on the lst of the month following the 90 day maturity date, and continue such payments on or before the lst of each month thereafter, and Lender shall continue to have all of the other rights and remedies set forth by law and in this Agreement.

         2.5 Exercise of Prepayment Option. Borrower shall have the exclusive right and option at any time and from time to time prior to the end of the Term to prepay, without penalty, all or any portion of the Loan (the "Prepayment Option"), as set forth in Section 2.4 above. The Prepayment Option shall be exercisable by Borrower giving Lender twenty (20) days advance written notice of its intent to exercise the Prepayment Option (the "Prepayment Notice"). The Prepayment Notice shall specify a closing date, time and place not less than twenty (20) days thereafter where the Loan shall be repaid and the Agreement terminated (the "Prepayment Closing"). At the Prepayment Closing, Borrower shall deliver to Lender a certified, cashier's or

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bank check  payable  to the order of Lender in the  amount of the entire  unpaid principal and accrued interest due under the Notes and representing the Loan against satisfaction documents including a form of general release to Borrower duly executed by Lender.

         2.6 Transfer of the Notes. The Notes shall not be sold, assigned, pledged or hypothecated by Lender without the prior written consent of Borrower, which consent shall not be unreasonably withheld.

         3.       UTILIZATION OF THE LOAN PROCEEDS

         3.1 Borrower hereby agrees, acknowledges and accepts that Borrower shall use the proceeds from the Loan: (i) to meet Borrower's general minimum operating obligations and expenses in accordance with the Application of Loan Proceeds annexed hereto as Exhibit "D" and hereby incorporated herein by this reference. Any deviation from said use shall require the prior written approval of First Capital Financial Services Corporation, which approval shall not unreasonably be withheld.

         4.       COLLATERAL.

         4.1 Security Interest First Lien. To secure the payment to Lender of the interest and principal on the Loan, Borrower hereby grants to Lender and Lender hereby accepts, the media credit as described in the Collateral Assignment of Media Credit and the Prepaid Purchase Order, attached together hereto as Exhibit "B" and incorporated herein by this reference.

         4.2 Deposit of the Collateral. Borrower shall deposit with Lender the Prepaid Purchase Order for Media Credit upon the closing of this Agreement, the title to which shall be transferred to Lender upon default of the terms of the Notes in accordance with the Collateral Assignment of Media Credits as set forth above.

         4.3 Security Documents. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, all security documents including but not limited to UCC-1 financing statements that Lender may reasonably request, in form and substance acceptable to Lender to evidence Lender's security interest in the Collateral, and Borrower shall pay the costs of any recording or filing of the same. Borrower will cooperate with and deliver any security documents to such persons as Lender, in its sole discretion may deem appropriate. Borrower hereby specifically agrees and consents that a copy of this Agreement or of a financing statement is sufficient as a financing statement as may be filed with any governmental clerk as evidence of Lender's security interest in the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants to Lender as follows:

         (a) Authorization, Validity and Enforceability of this Agreement. Borrower has the power and authority (corporate and otherwise) to execute, deliver and perform this Agreement.

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Borrower has takes all necessary  corporate  action to authorize its  execution, delivery and performance of this Agreement. The Board of Directors of Borrower (the "Board") has approved this Agreement, and the transactions contemplated hereby and herein. This Agreement has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, in accordance with its terms, subject to bankruptcy, insolvency and other similar
laws  affecting  the  enforcement  of  creditors'   rights   generally  and  the
availability of injunctive relief and other equitable remedies. Borrower's execution, delivery and performance of this Agreement does not conflict with, constitute a violation or breach of, constitute a default, or give rise to any right of termination or acceleration of any right or obligation of Borrower under any other outstanding loans or agreements, or result in the creation or imposition of any Lien accept for the First Lien and security interest granted to Lender with respect to the Collateral described herein.

         (b) Organization and Qualification. Borrower is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business and is in good standing in every jurisdiction where the failure to be so qualified and in good standing would have a material adverse effect on its business.

         (c) Consents and Approvals. No consent, approval, authorization, license or order of registration or filing with, or notice to, any Governmental Authority or other third party (such consents, approvals, authorizations, licenses, orders, registrations, filings or notices being referred to collectively as "Consents") is necessary to be obtained, made or given by Borrower in connection with the execution, delivery and performance by Borrower of this Agreement or the consummation by Borrower of the transactions contemplated hereunder.

         (d) Title to Media Credit. On the date and to the extent Borrower delivers the Media Credit comprising the Collateral to the Escrow Agent, Borrower will own the same free and clear of any and all liens, claims or encumbrance of any nature or description. Delivery of the Prepaid Purchase Order representing the Collateral pursuant to the Escrow Agreement will convey to Lender and to the Escrow Agent good and valid title to such Credit, free and clear of any Liens, and will entitle Lender to all the rights of a holder of such Credit, subject in each case to the restrictions and obligations set forth in the Media Purchase Agreement between Borrower and Proxhill Marketing Ltd. dated June 3, 1996.

         (e) Brokers. No broker, finder, investment banker or other intermediary has been retained by or is authorized to act on behalf of Borrower which might be entitled to any brokerage, finder's or other fee or commission from Lender or any of its affiliates in connection with the transactions contemplated by this Agreement.

         (f) Disclosure of Actual and Contingent Liabilities. No other actual or contingent liabilities exist or other legal actions of any kind or nature are pending or anticipated, with the exception of those contingent liabilities and pending actions set forth on Exhibit E, attached and incorporated herein by this reference.

         6.       REPRESENTATIONS AND WARRANTIES OF LENDER


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         6.1  Consents.   No  consents  of  governmental  and  other  regulatory
agencies, foreign or domestic, or of other parties are required to be received by or on the part of Lender to enable it to enter into and carry out this Agreement in all material respects.

         6.2 Binding Nature of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly reviewed and approved by Lender Board of Directors and no other proceedings on the part of Lender are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         6.3 Litigation Compliance with Law. Lender hereby warrants that it is not aware of any litigation, pending or other, that would prohibit it from entering into this Agreement making the Loan or implementing the same as provided herein.

         6.4 Brokers. With the exception of First Capital Investments, Inc., neither Lender nor any of its affiliates have engaged, consented to or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

         6.5 Available Information. By virtue of its execution of this Agreement, Lender hereby acknowledges and accepts that it has been furnished with any and all information concerning the business and financial condition of Borrower and each entity with regard to the Collateral, its corporate status as well as all other related matters, which Lender's management deemed reasonable and/or necessary to its decision to proceed with the Loan.

         7.       DEFAULT:  RIGHTS AND REMEDIES ON DEFAULT.

         7.1 Default. The occurrence of any one or more of the following events shall constitute a Default;

         (a) Borrower's failure to repay the Loan in accordance with the terms and condition of the Notes; or

         (b) Borrower's failure or neglect to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement which is required to be performed, kept or observed by Borrower and the same is not cured to Lender's satisfaction within ten (10) days after Lender gives Borrower notice identifying such event; or

         (c) An event shall occur, and any applicable cure period shall have expired, under any agreement, document or instrument, other than this Agreement, now or hereafter existing, to which Borrower is a party, such that the same shall constitute a default or breach under such agreement, document or instrument, but only if that default or breach has a material adverse effect upon Borrower's ability to repay the Loan; or


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         (d) The  Collateral  or any of  Borrower's  other assets are  attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter, an application is made by any individual, firm or entity other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any of Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor; or

         (e) A petition in bankruptcy is filed against Borrower or any guarantor of its liabilities; Borrower or any guarantor makes an authorized assignment for the benefit of its creditors; a receiver, receiver-manager or trustee for Borrower is appointed; any case or proceeding is filed by or against Borrower for its dissolution, liquidation or termination; Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

         (f) A notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's assets by the United States, or by any state, county, municipal, provincial, federal or other government agency, or any taxes or debts owing to any of the foregoing become a lien or encumbrance upon the Collateral or any of Borrower's assets and such lien or encumbrance is not released within thirty (30) days after its creation; or

         (g) Judgment is rendered against Borrower on an uninsured claim of $50,000.00 or more and Borrower fails either to commence appropriate proceedings to appeal such judgement within the applicable appeal period or, after such appeal is filed, Borrower fails to diligently prosecute such appeal or such appeal is denied.

         7.2 Acceleration of the Liabilities. Upon and after the occurrence of a Default, all of the monies due and payable under the Loan may, at the option of Lender and without demand, notice of legal process of any kind (including, without limitation, notice of acceleration, notice of intent to acceleration, notice of intent to accelerate or notice of intent to demand), be declared, and immediately shall become due and payable; provided, however, that upon the occurrence of a Default under Sections 7.1 hereof, all of the monies due any payable under the Loan shall automatically and immediately become due and payable without demand, notice or legal process of any kind.

         7.3 Remedies. Upon and after the occurrence of a Default, Lender shall have the following rights and remedies:

         (a) All of the rights and remedies of a secured party under the Uniform Commercial Code, or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in the Agreement;

         (b) The right to sell, use, or to otherwise dispose of the Collateral as set forth in the Collateral Assignment of Media Credits (Exhibit "B"). The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs and expenses attendant upon such sale;

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second to interest due upon the Loan; and third to the principal of the Loan. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

         (c) An additional 20% administrative transaction fee in order to cover Lender's costs of disposition of the Collateral upon Default, which fee the Parties agree is a reasonable administrative disposition cost.

         7.4 Notice. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, which is deposited in the United States mail, postage prepaid and duly addressed to Borrower, at the address set forth in this Agreement, twenty (20) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

         8.       CONDITIONS TO CLOSING

         8.1 Mutual Conditions to Closing. The obligation of Lender to make the Loan to Borrower at the Closing and the obligation of Borrower to issue and deliver the Notes and related document and give the Assignment of Collateral to Lender at the Closing, and the obligations of the parties to otherwise perform their respective obligations hereunder shall be subject to the satisfaction of the following mutual conditions on or prior to the Closing:

         (a) No order, decree, judgment or injunction shall have been issued by any Governmental Authority of competent jurisdiction and shall be in effect which restrains or prohibits the consummation of the Loan and/or the issuance of the first Lien; and

         (b) No material litigation shall have commenced against Borrower in any court of competent jurisdiction which, in the reasonable opinion of Lender's litigation counsel shall jeopardize the consummation of the Loan and/or the issuance of the Assignment.

         8.2 Additional Conditions to the Obligations of Lender. The obligation of Lender to make the Loan shall be subject to the satisfaction of the following conditions which Borrower hereby covenants to perform (in addition to those specified in Section 8.1) on or prior to the Closing:

         (a) The execution and delivery to Lender of the Notes in the initial amount of $100,000;

         (b) The execution and delivery to Lender of the Notes in the subsequent amount of $50,000;

         (c) The execution and delivery of the Assignment, and related exhibits and documents;

         8.3 Transaction Fee. A transaction fee payable to First Capital Investments, Inc. in the amount of ten percent (10%) of the total sum conferred to Borrower shall be deferred until the Closing of the anticipated subsequent financing as set forth in Section 2.4 Term.

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         9.       TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing
                  -----------
Date:

         (a)      by mutual agreement in writing of Borrower and Lender; and

         (b) by either  Borrower or Lender by written  notice to the other party
(i) if the Closing shall not have occurred by November 11, 1996, provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement resulted in the Closing not occurring by such date; or (ii) if any Governmental Authority of competent jurisdiction shall have issued an injunction, decree or order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such injunction, decree or order, or other action shall have become final and nonappealable.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto in respect thereof, except that nothing herein will relieve any party from liability for any breach of any of its representation, warranties, covenants or agreements contained in this Agreement prior to such termination.

         10.      MISCELLANEOUS

         10.1 Representations and Warranties to Survive Closing. All representations and warranties contained herein or in any schedule or certificate delivered pursuant hereto or any writing signed by the parties on the date hereof she survive consummation of the transactions contemplated under this Agreement, except that each representation and warranty shall expire on the earlier of (i) one year from the date that the party for whose benefit such representation or warranty is made his actual knowledge of the inaccuracy of any representation or the breach of any warranty and (ii) the first anniversary of the Closing Date.

         10.2 Entire Agreement; Severability. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written with respect to such matters and any writing signed by the parties on the date hereof. There are no representations and warranties other than those set forth herein. This Agreement shall be binding upon the respective successors of the parties, but the restrictions contained herein applicable to Lender shall not be binding on any transferee of the Conversion Shares unless such transferee is required by the terms hereof to execute and deliver a written instrument agreeing to be so bound. In the event that any provision of this Agreement shall be declared unenforceable by a court of competent jurisdiction, such provision, to the extent declared unenforceable, shall be stricken and the remainder of this Agreement shall remain binding on the parties hereto. However, in the event any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to

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the scope, breadth or duration permitted by law and shall continue to be fully enforceable as so modified.

         10.3 Amendments; Waivers. This Agreement may not be modified or amended except by a written instrument signed by authorized representatives of each party hereto and referring specifically to this Agreement. Any term, provision or condition of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof.

         10.4 Notification of Certain Matters. Each party (the "First Party") shall give prompt notice to the other party of (i) the occurrence or nonoccurrence of any event, the occurrence of nonoccurrence of which would be likely to cause any representation or warranty of the First Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the First Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
Section 10.6 shall not limit or otherwise affect the remedies available hereunder to the other party.

         10.5 Public Announcements. Each party hereto agrees that it will not disseminate any press release or public announcement concerning the transaction contemplated hereby to any party, without the other party's prior written consent which shall not be unreasonably withheld; except that Borrower will in any event have the right to issue any such reports, statements or releases upon advice of its counsel that such issuance is required in order to comply with the requirements of the federal laws or the requirements of any applicable regulatory agency. Each party agrees to cause any of its advisors, whether financial, accounting, legal or otherwise, not to disseminate any of such information to any other party without the other party's prior written which shall not be unreasonably withheld.

         10.6 Notices. Unless otherwise specifically provided for elsewhere in this Agreement, any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or upon transmission if sent by telex or facsimile (with request for confirmation of receipt in a manner customary for communications of such respective type), except that if notice is received by telex or facsimile after 5:00 P.M. local time on a business day at the place of receipt, it shall be effective as of the following business day.

         10.7 Counterparts. This Agreement may be executed in two or more counterparts by facsimile which together shall be considered one and the same Agreement and each of which shall be deemed an original.

         10.8     Governing Law; Consent to Jurisdiction.

         (a)      This Agreement shall be governed by and construed in
                    accordance with the laws of the State of Colorado.


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                                                        10

         (b) Any action or proceeding seeking to enforce any provision of, or based on any arising out of this Agreement must be brought against any of the parties in the United States District Court for the applicable District in Colorado, and each of the parties hereby irrevocably submits to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein. Furthermore, Borrower and Lender hereby irrevocably consent to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process to them in the manner specified in Section
10.6 for the giving of notices. Nothing in this section shall affect the right of Borrower or Lender to serve legal process in any other manner permitted by law.

         10.9 Specific Performance. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

         10.10 Specific Performance. Each of the parties hereto agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that the other shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof this being in addition to any other remedy to which the non-breaching party is entitled at law or equity. The prevailing party in any action to enforce the terms herein shall be entitled to in related costs and attorney fees.

         10.11 Captions. The captions herein are included for convenience of reference and shall be ignored in the construction or interpretation hereof.

         10.12 Access and Information. Each party hereto shall afford to other party's accountants, counsel and other duly authorized representatives access, during normal business hours and on reasonable advance notice, during the period after execution of this Agreement and prior to the Closing, the right to make copies of all properties, books, contracts, commitments and records (including but not limited to tax returns). In addition, each party shall furnish promptly to the other party: a copy of each report, schedule and other document file received by it pursuant to the requirements of Canadian, provincial, federal or state securities laws; a copy of any summons, complaint, petition, notice of hearing or notice of the commencement of any governmental or administrative investigation; and all other information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this section shall affect any representations or warranties or the conditions to the obligations of the parties to consummate a transaction referenced herein.

         10.13 Expenses. Regardless of whether or not the transaction contemplated herein is consummated, each party shall promptly pay, shall be responsible for, and account for on its respective financial statements all costs and expenses incurred by it in connection with this Agreement.



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                                                        11

         IN WITNESS WHEREOF, each of the authorized parties have executed this Agreement on the date first written above.

                                        Preferred Telecom, Inc., Borrower


                                     By:
                                        G. Ray Miller, Chairman, CEO


                                     By:
                                        Dennis L. Gundy, President

                                                     ATTEST:


                                     By:
                                        Mary G. Merritt, Secretary

                                        Bisbro Investments Company, Ltd., Lender


                                     By:
                                        Bader Al-Rezaiban

                                                     ATTEST:


                                     By:
                                           , Secretary



CORPDAL:58186.1  26287-00001
                                                        12

                             SECURED PROMISSORY NOTE


$100,000.00                                                       Dallas, Texas

         FOR VALUE RECEIVED, Preferred Telecom, Inc., a publicly-held owned Delaware corporation with offices at 12655 N. Central Expressway, Suite 800, Dallas, Texas 75243 (hereinafter referred to as the "Maker") promises to pay to the order of Bisbro Investments Company Ltd., with an address of P.O. Box 3216, Safat 13033, Kuwait City, Kuwait, and maintains offices in care of T.R. Winston & Company Incorporated, 1999 Avenue of the Stars, Suite 1950, Los Angeles, CA 90067 (hereinafter referred to as the "Holder"), in lawful money of the United States, the principal sum of One Hundred Thousand and 00/100 ($100,000) Dollars with interest at the rate of twelve percent (12%) per annum and payable ninety
(90) days following the execution and delivery of the loan proceeds from Lender to Borrower, unless sooner repaid as provided in a Loan Agreement of even date herewith between the Maker and the Holder to which this Note is attached as an exhibit, the text of which is hereby incorporated herein by reference (the "Loan Agreement"). The full principal amount of this Note shall be due and payable at the offices of the Holder within ninety (90) days of the execufion and delivery of this Note (the "Due Date").

         1. DEFINITION OF SECURITY USED AS COLLATERAL. Maker acknowledges this Note as a general corporate obligation secured by the Collateral. As used in this Note, the term "Collateral" shall mean the Prepaid Purchase Order representing the media credit owned by Maker as shall be conveyed upon default of this Note by the Collateral Assignment of Media Credit as set forth on Exhibit "B" annexed to the Loan Agreement and hereby incorporated herein by reference. The Collateral shall either be registered in of the name of the Maker or have been duly assigned to the Maker, and owned by the Maker free and clear of any and all claims or encumbrances of any nature or description.

         2. WAIVER OF PRESENTMENT, ETC. The Maker ofthisnote hereby waives presentment for payment, demand, notice of nonpayment and dishonor, protest and notice of protest; and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note. The rights and remedies of the Holder under this Note shall be deemed cumulative, and exercise of any right or remedy shall not be regarded as barring any other remedy or remedies. The institution of any action to recover or the recovery of any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of the Holder hereof. If applicable, in the event that any installment of the principal and accrued interest shall not be paid when due, and shall remain unpaid for a period of twenty (20) days or more, then a late charge of two (2%) percent of the amount then due shall also be due and owing for each month or any portion thereof that such payment shall remain unpaid. The Maker hereby irrevocably authorizes and empowers any attorney or attorneys, to appear for the Maker in any court in any appropriate action there brought or to be brought against the Maker by the Holder on this Note, with or without declaration filed as of any term or time, and then and there to confess judgment against

SECURED PROMISSORY NOTE - Page 1

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



the Maker for all sums due herein, together with costs of suit and attorneys' fee for collection as aforesaid.
         3. STATUS OF REGISTERED HOLDER. The Maker may treat the holder of this Note as the absolute owner of this Note for the purpose of making payments of interest and/or principal and for all other purposes and shall not be affected by any notice co the contrary.

         4. DEFAULT. If Maker Defaults (as that term is defined in the Loan Agreement) under any of the terms set forth in the Loan Agreement, the Holder of this Note may declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Maker.

                  a. The rights and remedies of the holder Hereof under this Note shall be deemed cumulative and the exercise of any right or remedy shall not be regarded as barring any other remedy or remedies. The institution of any action to recover or recovery of any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of and other right of the Holder hereto.

                  b. The acceptance of any installments or payments by the Holder hereof after the due date herein, or the waiver of any other subsequent default shall not prevent the Holder hereof from immediately pursuing any or all of its remedies afforded under the law or the Loan Agreement.

         5. PREPAYMENT. The Maker shall have the right to prepay the entire Loan without penalty, in accordance with the terms and conditions of the Prepayment Option (as that term is defined in the Loan Agreement).

         6. NOTICES OF RECORD DATE, ETC. IN THE EVENT OF CERTAIN EVENTS. The Maker shall furnish the Holder with 30 days advance written notice of any of the following action:

                  a. Any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any transfer of or substantially all of the assets of the Maker to any other person or any consolidation or merger involving the Maker; or

                  b. Any voluntary or involuntary dissolution, liquidation or winding-up of the Maker. In such event, the Maker will mail to the Holder at least 30 days prior to the earliest date specified in the legal document filed with a court of competent jurisdiction and/or any government authority, a notice specifying:

                           (i)  The date on which any such record is to be taken
for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and


SECURED PROMISSORY NOTE - Page 2

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



                           (ii)  The date on which any such reorganization,
reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon; or

                  c. Any taking by the Maker of a record of the holders of any class of securities of the Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

         7. ASSIGNMENT AND BINDING EFFECT. This Note is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives and/or successors and assigns. Notwithstanding the foregoing, neither the Maker nor the Holder shall assign or transfer any rights or obligations hereunder, except that: (a) the Maker may assign or transfer this Note to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Maker, provided (i) that no such assignment shall relieve the Maker from liability for the obligations assumed by it hereunder and (ii) the assignee or transferee shall specifically assume in writing all of the obligations of the Maker set forth in this Note; and (b) on ten days advance written notice to the Maker, the Holder may assign this Note to an entity controlled by or under common control of the Holder or any parent or affiliate thereof.

         8. NO STOCKHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Maker or any other matters or any rights whatsoever as a stockholder of the Maker; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION. In case this Note shall become mutilated or defaced or be destroyed, lost or stolen, the Maker shall execute and deliver a new Note in exchange for and upon surrender and cancellation of such mutilated or defaced Note or in lieu of and in substitution for such Note so destroyed, lost or stolen upon the Holder of such Note filing with the Maker evidence reasonably satisfactory to the Maker that such Note has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder as may be necessary, provided, however, that the Maker shall be entitled, as a condition to the execution and delivery of such new Note, to demand indemnity satisfactory to it and payment of reasonable expenses and charges incurred in connection with the delivery of such new Note.

         10. GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of this Note must be brought against any of the parties in the United States District Court for the District of Colorado, and each of the parties hereby

SECURED PROMISSORY NOTE - Page 3

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



irrevocably submits to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein. Furthermore, the Maker and the Holder hereby irrevocably consent to the service of any and all process in any such action, suit or proceeding by the mailing of such copies of such process to them in the manner specified in the section concerning giving of notice. Nothing in this section shall affect the right of Maker and the Holder to serve legal process in any other manner permitted by law.

         11. CAPTIONS. The captions herein are included for convenience of reference and shall be ignored in the construction or interpretation hereof.

         12. NOTICES. Any notices and other communications required to be given pursuant to this Note shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested), overnight package delivery service or upon transmission if sent by telex or facsimile (with request for confirmation of receipt in a manner customary for communications of such respective type), except that if notice is received by telex or facsimile after 5:00 P.M. local time on a business day at the place of receipt, it shall be effective as of the following business day. Notices are to be addressed as follows:
              If to the Maker:          Preferred Telecom
                                        12655 N. Central Expressway, Suite 800
                                        Dallas, Texas  75243

              If to the Holder:         Bisbro Investments Company Ltd.
                                        c/o T. R. Winston & Company Incorporated
                                        1999 Avenue of the Stars, Suite 1950
                                        Los Angeles, CA   90067

or to such other respective addresses as either the Maker or the Holder shall designate to the other by notice in writing provided that notice of a change of address shall be effective only upon receipt.

         IN WITNESS WHEREOF, the Maker by its duly authorized officer, has executed this Note on this 12th day of November, 1996.

                                                     Preferred Telecom, Inc.



                                       By:
                                           G. Ray Miller, Chairman, CEO


                                       By:
                                           Dennis Gundy, President

SECURED PROMISSORY NOTE - Page 4

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